EXHIBIT 23(a)


                        Consent Of Independent Auditors


Board of Directors
The Bank of Kentucky Financial Corporation
Florence, Kentucky


We consent to the incorporation by reference in the Registration Statement of The Bank of Kentucky Financial Corporation on Form S-8 of our Independent Auditor's Report, dated January 23, 1997, on the consolidated balance sheets of The Bank of Kentucky Financial Corporation as of December 31, 1996 and 1995 and the related consolidated statements of income, changes in shareholders' equity and cash flows for the two years in the period ended December 31, 1996.



                                       Crowe, Chizek and Company LLP


September 30, 1997